EXHIBIT 5
LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

WRITER’S DIRECT DIAL NUMBER                                                                                                                                                                                                               WRITER’S EMAIL
(202) 274-2000

July 17, 2014

Board of Directors
AJS Bancorp, Inc.
14757 South Cicero Avenue
Midlothian, Illinois 60445

Re:	AJS Bancorp, Inc.
  Registration Statement on Form S-8

Members of the Board of Directors:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of AJS Bancorp, Inc. (the “Company”) to be issued pursuant to the AJS Bancorp, Inc. 2014 Equity Incentive Plan and the AJS Bancorp, Inc. 2003 Stock Option Plan (the “Equity Plans”).

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of the Company, the Equity Plans, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Common Stock of the Company, when issued in connection with the exercise of options, the award of restricted stock and the award of restricted stock units, as applicable, pursuant to the Equity Plans and in accordance with the terms and conditions of the Equity Plans, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.
   Luse Gorman Pomerenk & Schick,
 A Professional Corporation